                                                                      EXHIBIT 11



                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                      Three months ended
                                                         Mar. 31, 1995
                                                       -----------------
       1.  Net income                                     $ 9,002,952
       2.  Weighted average common
            shares outstanding                             18,409,747
                                                          -----------

       3.  Earnings per
            common share                                   $     0.49
                                                          ===========

       4.  Weighted average common
            shares outstanding                             18,409,747

       5.  Common stock equivalents
            due to dilutive
            effect of stock options                         1,003,382
                                                          -----------

       6.  Total weighted average
            common shares and
            equivalents outstanding                        19,413,129
                                                          ===========

       7.  Primary earnings per share                     $      0.46
                                                          ===========

       8.  Total weighted average
            common shares and
            equivalents outstanding
            (Line 6)                                       19,413,129

       9.  Additional dilutive shares
            using end of period market
            value versus average market
            value for the computation of
            stock options under the
            treasury stock method                              17,609
                                                          -----------

      10.  Total shares for fully
            diluted earnings per share                     19,430,738
                                                          ===========

      11.  Fully diluted earnings
            per share                                     $      0.46
                                                          ===========





                                       35